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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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Date of Report:   January 19, 2000


                             Skynet Telematics, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                    33-55254-39               87-0485315
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(State or other jurisdiction         (Commission             (IRS Employer
      or incorporation)              File Number)         Identification No.)


Link House, 259 City Road London, U.K. EC1V 1JE                     N/A
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code 011 44 207 490 7900



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          (Former Name Or Former Address, If Changed Since Last Report)

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         Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Effective January 19, 2000, the Company dismissed Smith & Company, its independent accountant for fiscal 1998. The Company is presently in the process of retaining new independent accountants for fiscal 1999.

         The decision to change accountants was made by the Board of Directors. For the audit of the financial statements of registrant for the years ended December 31, 1997 and 1998, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not satisfactorily resolved would have caused Smith & Company to reference such matter in its report. Through December 31, 1999, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with Smith & Company. The accountants' reports for the year ended December 31, 1998 contained a qualified opinion in an explanatory paragraph stating that the financial statements have been prepared on a going concern basis. As discussed in Note 11 to the consolidated financial statements, the Company has experienced significant losses, resulting in a deficit equity position. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (16) Letter re Change in Certifying Accountant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Skynet Telematics, Inc.



                                      By:  /s/ Tomas Wilmot
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                                            Tomas Wilmot
                                            Chief Executive Officer



Dated:   January 25, 2000